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Exhibit 10.5

PARTIAL ASSIGNMENT OF NOTE

        THIS PARTIAL ASSIGNMENT of NOTE ("Assignment") is made and entered into this    day of                        , 2003, by and between Comstock Capital Partners, L.C., a Virginia limited liability company ("Assignor"), The Kasprowicz Family, LLC, a Virginia limited liability company ("Assignee"), and Comstock Potomac Yard, L.C., a Virginia limited liability company ("Comstock Potomac Yard").

RECITALS:

        WHEREAS, Comstock Potomac Yard purchased certain property in Arlington County, Virginia to be developed into a condominium project commonly known as Potomac Yard-Land Bay F (the "Property"); and

        WHEREAS, Crescent Potomac Yard Development, LLC ("Crescent") made a deferred purchase money loan to Comstock Potomac Yard in the amount of $16,000,000.00 (the "Senior Loan"), evidenced by a deferred purchase money promissory note (the "Senior Note") and secured by a purchase money deed of trust (the "Senior Trust") in favor of Crescent; and

        WHEREAS, Assignor made a junior loan to Comstock Potomac Yard, subordinate to the Senior Loan, in the amount of $7,000,000.00 (the "Junior Loan"), evidenced by a deed of trust note (the "Junior Note") and secured by a deed of trust (the "Junior Trust") in favor of Assignor as lender (collectively, the "Junior Loan Documents") secured by the Property.

        WHEREAS, Assignor owns the entire Junior Loan and is entitled to receive 100% of the proceeds of payments made by Comstock Potomac Yard under the Junior Loan and desires to assign a portion of its rights, title and interest under the Junior Note and Junior Deed of Trust to Assignee (a "Partial Assignment"); and

        WHEREAS, Assignee, in exchange for Assignor's Partial Assignment of its rights, title and interest in the Junior Note and Junior Deed of Trust and right to receive the proceeds of payments under the Junior Loan as it relates to the Partial Assignment, has paid to Assignor the total amount of $1,000,000.00 (the "Assignment Fee");

        NOW, THEREFORE, for and in consideration of the mutual promises of the parties herein contained, the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the following:

        1.     Assignor hereby assigns a 14.286% interest in the Junior Note and Junior Deed of Trust to Assignee. This assignment is without warranty or recourse, except as provided in this Assignment.

        2.     Comstock Potomac Yard and Assignor hereby represent and warrant to Assignee that there exists no defaults under the Junior Note or the Junior Deed of Trust. Assignor further represents and warrants to Assignee that (a) this Assignment has been duly authorized and approved by all necessary action on the part of Assignor; (ii) as of the date of this Assignment, Assignor is the sole owner of the Junior Note, except that Assignor is assigning a 85.714% interest in the Junior Note to Schar Holdings, Inc. simultaneously with the execution of this Assignment; (c) the Junior Note, including, without limitation, the interest in the Junior Note being assigned to Assignee under this Assignment, is free and clear of all liens, encumbrances, and pledges; and (d) Assignor has the absolute right, power and authority to make the assignment to Assignee provided for in this Assignment.

        3.     Comstock Potomac Yard hereby expressly and unconditionally consents to this assignment, agrees to be bound by the terms and conditions of the Junior Note and Junior Deed of Trust and agrees to pay the amounts due under the Junior Note directly to Assignee in strict accordance with the terms of the Junior Note and this Assignment.

        4.     Assignor hereby expressly and unconditionally consents to this assignment and agrees to be bound by the terms and conditions of the Junior Note and Junior Deed of Trust.

        5.     Assignee hereby expressly and unconditionally consents to and acknowledges the lien, operation and effect of the Senior Trust and Senior Loan documents and that the same are superior in all respects to the lien, operation and effect of the Junior Trust and Junior Loan documents.

        6.     This Partial Assignment may be signed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same document. A facsimile transmission of this Agreement bearing the signature of one or more parties hereto shall be deemed to be an original.

        7.     Assignor covenants that it will, at any time and from time to time upon written request by Assignee, promptly execute and deliver to Assignee, its nominees, successors and/or assigns, any new or confirmatory instruments and do and perform any other acts which Assignee, its successors and assigns, may reasonably request in order to fully assign and transfer to and vest in Assignee, its successors and assigns, and protect its and/or their right, title and interest in and enjoyment of the interest in the Junior Note and Junior Trust contemplated to be assigned by this Assignment.

        8.     The provisions of this Assignment shall be binding upon and inure to the benefit of Assignor, Assignee, and Comstock Potomac Yard and their respective successors and assigns.

[Signature page follows]

        IN WITNESS WHEREOF, Assignor, Assignee and Comstock Potomac Yard have executed this Agreement under seal as of the date first written above.

ASSIGNOR:		COMSTOCK POTOMAC YARD:
COMSTOCK CAPITAL PARTNERS, L.C.		COMSTOCK POTOMAC YARD, L.C.
a Virginia limited liability company		a Virginia limited liability company
By:		By:	Comstock Holding Company, Inc. Manager
Name:
Title: Date:	12/15/2003	By:	/s/ CHRISTOPHER CLEMENTE Christopher Clemente Chief Executive Officer Date: 12/15/2003
ASSIGNEE:
THE KASPROWICZ FAMILY, LLC a Virginia limited liability company
By:	/s/ SCOTT KASPROWICZ
Name: Title: Date:	12/15/2003

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PARTIAL ASSIGNMENT OF NOTE
RECITALS